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Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Kinetic Concepts, Inc. (the "Company") on Form 10-K for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dennert O. Ware, as Chief Executive Officer of the Company, and Martin J. Landon, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, respectively, that (1) the Report fully complies with the requirements of Section 13(a) or 15(d)of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Company.

Date: February 22, 2005

/s/ DENNERT O. WARE Dennert O. Ware President and Chief Executive Officer
/s/ MARTIN J. LANDON Martin J. Landon Vice President and Chief Financial Officer

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  Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002